Exhibit 99.1

Federal-Mogul Further Extends Rights Offering

Southfield, Michigan, June 26, 2013 … Federal-Mogul Corporation (NASDAQ:FDML) (“Federal-Mogul”) announced today that a market-maker has received regulatory clearance to commence market making with respect to the transferable subscription rights distributed in the Company’s previously announced common stock rights offering. The Company understands that the subscription rights will begin trading on or about June 26, 2013 on the OTC Bulletin Board under the symbol “FMOGR.” Accordingly, in order to provide rights holders with additional time to transfer their subscription rights, the Company has further extended the expiration date of its rights offering from July 1, 2013 to 5:00 p.m. Eastern Daylight Time on July 9, 2013.

In addition, due to volatile market conditions, the Company continues to defer its debt refinancing activities. The Company will continue to evaluate market conditions and other relevant factors in connection with the potential refinancing of all or a portion of the Company’s outstanding indebtedness. There can be no assurances as to the ultimate timing or terms of any such refinancing.

Any questions regarding the rights offering should be directed to D.F. King & Co. Inc., the Information Agent for the rights offering, by calling 1-800-901-0068 (toll-free) or 1-212-269-5550 (collect).

The rights offering is being made pursuant to a shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on May 1, 2013. The rights offering is being made solely by means of the prospectus and prospectus supplement, as amended, that was filed with the SEC on June 7, 2013.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Federal-Mogul

Federal-Mogul Corporation (NASDAQ: FDML) is a leading global supplier of products and services to the world’s manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets. The company’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle safety.

Federal-Mogul operates two independent business segments, each with a chief executive officer reporting to Federal-Mogul’s Board of Directors. Federal-Mogul’s Powertrain Segment designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and transport applications.

Federal-Mogul’s Vehicle Components Segment sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, chassis, wipers and other vehicle components. The company’s aftermarket brands include ANCO® wiper blades; Champion® spark plugs, wipers and filters; AE®, Fel-Pro®, FP Diesel®, Goetze®, Glyco®, Nüral®, Payen® and Sealed Power® engine products; MOOG® steering and suspension parts; and Ferodo® and Wagner® brake products. Federal-Mogul was founded in Detroit in 1899. The company employs 45,000 people in 34 countries, and its worldwide headquarters is in Southfield, Michigan, United States. For more information, please visit www.federalmogul.com.

Forward-Looking Statements

Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, fluctuations in domestic or foreign vehicle production; fluctuations in the demand for vehicles containing our products; the ability to refinance the Company’s outstanding indebtedness on commercially reasonable terms or at all; the ability to successfully complete the rights offering and the possible effects of the rights offering on the Company’s stockholders; the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business; the costs, timing and success of the Company’s restructuring actions; conditions in the automotive industry; the success of the company’s segmentation and corresponding effects; and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.

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